UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2019

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 20, 2019, Global Net Lease, Inc. (the “Company”) and Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc., BMO Capital Markets Corp. and Ladenburg Thalmann & Co. Inc. as representatives of the underwriters listed on Schedule I thereto (collectively, the “Underwriters”) pursuant to which the Company agreed to issue and sell 3,000,000 shares (the “Shares”) of the Company’s new class of 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Stock”), in an underwritten public offering (the “Offering”) at a price per share of $25.00. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day overallotment option to purchase up to an additional 450,000 shares of Series B Preferred Stock.

In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities. The issuance and sale of the Shares is expected to close on or about November 26, 2019, subject to satisfaction of customary closing conditions. The Company’s total net proceeds from the Offering, after deducting the underwriting discount but not other estimated offering expenses payable by the Company, are expected to be approximately $72.6 million.

The Company intends to contribute these net proceeds to the Operating Partnership in exchange for a new class of 6.875% Series B Cumulative Redeemable Perpetual Preferred Units (the “Series B Preferred Units”), which will have economic interests that are substantially similar to the designations, preferences and other rights of Series B Preferred Stock. The Company, acting through the Operating Partnership, intends to use the net proceeds from this contribution for general corporate purposes, which may include funding property acquisitions.

The Offering is being conducted pursuant to the Company’s prospectus supplement dated November 20, 2019, in the form filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2019 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the SEC as part of the Company’s Registration Statement on Form S-3 (File No. 333-234631), filed with the SEC on November 12, 2019.

Certain of the Underwriters or their affiliates acted as joint lead arranger, book runner and, respectively, co-syndication agent and agent, and are lenders under the Company’s credit facility, including the revolving credit facility thereunder. Certain of the Underwriters are agents under the Company’s existing “at the market” equity offering program for its common stock. Certain of the Underwriters were agents under the Company’s “at the market” equity offering program for its 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), which has been terminated.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference into this Item 1.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 1.01.

A copy of the opinion of Venable LLP relating to Preferred Stock Offering is attached to this Current Report on Form 8-K as Exhibit 5.1.

Amendment to the Operating Partnership Agreement

On November 22, 2019, the Company, in its capacity as the general partner of the Operating Partnership, entered into a Sixth Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Sixth Amendment”), designating and classifying the Series B Preferred Units.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Sixth Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 3.03.	Material Modifications to Rights of Security Holders.

Series B Preferred Stock

On November 22, 2019, in connection with the Offering, the Company filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of the State of Maryland, which became effective upon acceptance for record. The Articles Supplementary reclassified 3,450,000 shares of the Company’s authorized but unissued shares of Series A Preferred Stock as Series B Preferred Stock.

Holders of Series B Preferred Stock are entitled to cumulative dividends in the amount of $1.71875 per share each year, which is equivalent to the rate of 6.875% of the $25.00 liquidation preference per share per annum. The Series B Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased.

On and after November 26, 2024, at any time and from time to time, the Series B Preferred Stock will be redeemable in whole, or in part, at the Company’s option, at a cash redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date.

In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the Articles Supplementary), the Company may, subject to certain conditions, at its option, redeem the Series B Preferred Stock, in whole but not in part, within 90 days after the first date on which the Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series B Preferred Stock will have certain rights to convert Series B Preferred Stock into shares of Company’s common stock, $0.01 par value per share (“Common Stock”).

The Series B Preferred Stock ranks senior to Common Stock, with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, and on parity with Series A Preferred Stock.

Voting rights for holders of Series B Preferred Stock exist primarily with respect to the ability to elect two additional directors to the Board if six or more quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to the Company’s charter (which includes the Articles Supplementary) that materially and adversely affect the rights of the Series B Preferred Stock or create additional classes or series of shares of the Company’s capital stock that are senior to the Series B Preferred Stock. Other than the limited circumstances described above and in the Articles Supplementary, holders of Series B Preferred Stock do not have any voting rights.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Articles Supplementary, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles Supplementary set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

Press Releases

On November 20, 2019, the Company issued a press release announcing the launch of the Offering.

On November 20, 2019, the Company issued a press release announcing the pricing of the Offering.

Copies of these press releases are attached as Exhibits 99.1 and 99.2, and are hereby incorporated by reference into this Item 7.01. These press releases shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibits 99.1 and 99.2 shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019 and all other filings with the Securities and Exchange Commission after that date. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, or revise forward-looking unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 20, 2019, by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P., B. Riley FBR, Inc., BMO Capital Markets Corp. and Ladenburg Thalmann & Co Inc. as representatives of the underwriters listed on Schedule I thereto.
3.1	Articles Supplementary designating 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.4 of the Company’s registration statement on Form 8-A filed with the SEC on November 22, 2019).
5.1	Opinion of Venable LLP.
10.1	Sixth Amendment, dated November 22, 2019, to the Second Amended and Restated Agreement of Limited Partnership of Global Net Lease Operating Partnership, L.P., dated June 2, 2015.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
99.1	Press Release, dated November 20, 2019.
99.2	Press Release, dated November 20, 2019.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2019	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer and President